Exhibit 99.1

The accompanying pro forma consolidated balance sheet presents the accounts of GBT Technologies, Inc. as if the asset purchase agreement with Surge Holdings, Inc. occurred June 30, 2019.  The accompanying pro forma consolidated statements of operations present the accounts of GBT Technologies, Inc. for the six months ended June 30, 2019 and for the year ended December 31, 2018 as if the asset purchase agreement with Surge Holdings, Inc. occurred on January 1, 2018.

The adjustments reflect the removal of the assets and liabilities, and operations of the ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses as if the transaction occurred as indicated above.

The unaudited consolidated pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the company’s actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

GBT TECHNOLOGIES INC.
PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2019

ASSETS
	As Filed	Adjustments	As Adjusted

Current Assets:
Cash	$454,407	$(216,046)	$238,361
Accounts receivable	670,914	(670,914)	—
Prepaid expenses and other current assets	187,500		187,500
Marketable equity security	5,600,000	1,000,000	6,600,000
Total current assets	6,912,821	113,040	7,025,861

Property and equipment, net	192,327	(36,590)	155,737
Intangible assets, net	2,912,208	(2,912,208)	—
Marketable equity security	—		—
Equity investment	31,663,441		31,663,441
Note receivable		4,000,000	4,000,000
Goodwill	925,877	(925,877)	—

Total assets	$42,606,674	$238,365	$42,845,039

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses (including related parties of $574,542)	$2,889,897	$(880,719)	$2,009,178
Unearned revenue	253,429		253,429
Due to Guardian LLC (related party)	33,356		33,356
Convertible notes payable, net of discount of $4,090,099	1,319,901		1,319,901
Note payable, net of discount of $198,904	4,866,096		4,866,096
Derivative liability	109,181,600		109,181,600
Total current liabilities	118,544,279	(880,719)	117,663,560

Convertible note payable	10,000,000		10,000,000

Total liabilities	128,544,279	(880,719)	127,663,560

Contingencies	—		—
			—
Stockholders' Deficit:			—
Series B Preferred stock	—		—
Series C Preferred stock	—		—
Series D Preferred stock	—		—
Series G Preferred stock	—		—
Series H Preferred stock	—		—
Common stock	4,166		4,166
Treasury stock	(643,059)		(643,059)
Stock loan receivable	(7,610,147)		(7,610,147)
Additional paid in capital	106,214,002		106,214,002
Accumulated deficit	(183,902,567)	1,119,084	(182,783,483)
Total stockholders' deficit	(85,937,605)	1,119,084	(84,818,521)
Total liabilities and stockholders' deficit	$42,606,674	$238,365	$42,845,039

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GBT TECHNOLOGIES INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

	As Filed	Adjustments	As Adjusted

Sales:
Sales	$25,735,087	$(15,977,126)	$9,757,961
Related party sales	90,000		90,000
Total sales	25,825,087	(15,977,126)	9,847,961

Cost of goods sold	24,910,141	(15,561,275)	9,348,866

Gross profit	914,946	(415,851)	499,095

Operating expenses:
General and administrative expenses	5,454,206	(696,010)	4,758,196
Marketing expenses	717,824		717,824
Acquisition costs	150,000		150,000
Total operating expenses	6,322,030	(696,010)	5,626,020

Loss from operations	(5,407,084)	280,159	(5,126,925)

Other income (expense):
Amortization of debt discount	(2,580,121)		(2,580,121)
Change in fair value of derivative liability	(101,890,733)		(101,890,733)
Interest expense and financing costs	(5,924,238)	3	(5,924,235)
Unrealized loss on marketable equity security	(5,682,912)		(5,682,912)
Realized gain on disposal of marketable equity security	3,582,912		3,582,912
Equity loss in investment	(36,559)		(36,559)
Interest income	187,500		187,500
Total other income (expense)	(112,344,151)	3	(112,344,148)

Loss before income taxes	(117,751,235)	280,162	(117,471,073)

Income tax expense	—	—	—

Net loss	$(117,751,235)	$280,162	$(117,471,073)

Weighted average common shares outstanding	2,076,625		2,076,625

Loss per share	$(56.70)		$(56.57)

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GBT TECHNOLOGIES INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

	As Filed	Adjustments	As Adjusted

Sales:
Sales	$51,389,605	$(37,061,736)	$14,327,869
Related party sales	180,000		180,000
Total sales	51,569,605	(37,061,736)	14,507,869

Cost of goods sold	49,676,764	(36,299,003)	13,377,761

Gross profit	1,892,841	(762,733)	1,130,108

Operating expenses:
General and administrative expenses	17,346,725	(1,159,304)	16,187,421
Marketing expenses	502,539		502,539
Acquisition costs	10,966,791		10,966,791
Buyout of joint venture agreement (related party)	11,750,000		11,750,000
Impairment of assets	7,132,286		7,132,286
Total operating expenses	47,698,341	(1,159,304)	46,539,037

Loss from operations	(45,805,500)	396,571	(45,408,929)

Other income (expense):
Amortization of debt discount	(3,740,794)		(3,740,794)
Change in fair value of derivative liability	(734,540)		(734,540)
Interest expense and financing costs	(5,808,836)	(5,170)	(5,814,006)
Unrealized gain on marketable equity security	6,475,317		6,475,317
Equity loss in investment	(2,155,317)		(2,155,317)
Total other income (expense)	(5,964,170)	(5,170)	(5,969,340)

Loss before income taxes	(51,769,670)	391,401	(51,378,269)

Income tax expense	—	—	—

Net loss	$(51,769,670)	$391,401	$(51,378,269)

Weighted average common shares outstanding	1,306,204		1,306,204

Loss per share	$(39.63)		$(39.33)

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